Exhibit (g)(21)

Amendment

to Foreign Custody Manager Agreement

This Amendment dated             , 2013 (“Effective Date”) to Foreign Custody Manager Agreement (the “Agreement”), dated March 26, 2008, as amended, between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and The Bank of New York Mellon, a New York corporation (the “Custodian”).

WHEREAS, the Trust and the Custodian wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. As of the Effective Date, Schedule II of the Agreement is deleted in its entirety and replaced with a new Schedule II attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS ETF TRUST	THE BANK OF NEW YORK MELLON

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE II

FUNDS

Cohen & Steers Global Realty Majors ETF

ALPS Equal Sector Weight ETF

Jefferies | TR/J CRB Global Commodity Equity Index Fund

Alerian MLP ETF

ALPS Sector Dividend Dogs ETF

NYSE Arca U.S. Equity Synthetic Reverse Convertible Index Fund

U.S. Equity High Volatility Put Write Index Fund

ALPS/GS Momentum Builder Growth Markets Equities and US Treasuries Index ETF

ALPS/GS Momentum Builder Multi-Asset Index ETF

ALPS/GS Momentum Builder Asia ex-Japan Equities and US Treasuries Index ETF

ALPS/GS Risk-Adjusted Return US

VelocityShares Tail Risk Hedged Large Cap ETF

VelocityShares Volatility Hedged Large Cap ETF Large Cap Index ETF

VelocityShares Emerging Markets DR ETF

VelocityShares Russia Select DR ETF

VelocityShares Emerging Asia DR ETF

Barron’s 400 ETF

ALPS International Sector Dividend Dogs ETF

RiverFront Strategic Income Fund

ALPS/Alerian Energy Infrastructure ETF

Workplace Equality Portfolio

ALPS Emerging Sector Dividend Dogs ETF

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